Exhibit 99.1

Term Sheet for the Sale and Purchase of

John D. Oil and Gas Marketing Company, LLC

April 18, 2012

This term sheet (the “Term Sheet”) summarizes the principal terms for the sale of either one hundred percent (100%) of the outstanding membership units or substantially all of the assets of John D. Oil and Gas Marketing Company, LLC (“JDOG”) by JDOG or the owners of membership units of JDOG (collectively referred to herein as the “Seller”) to Gas Natural Inc. or its designee (“GNI”) (all of the foregoing transactions being sometimes collectively referred to as the “Transaction”). No legally binding obligations will be created until definitive agreements are executed and delivered by all parties. This Term Sheet is not a commitment and is conditioned entirely on the satisfactory completion of due diligence, including legal review, and documentation satisfactory to GNI, and the execution of the Definitive Agreements (as defined below) containing terms and conditions acceptable to Seller and GNI.

1. Purchase Price. In consideration of the purchase of JDOG, on the Closing Date (as hereinafter defined), GNI shall deliver to Seller, the sum of Two Million Eight Hundred Seventy-Five Thousand Dollars ($2,875,000), paid by the issuance of a certain number of validly issued, fully paid and non-assessable shares of GNI common stock (the “Initial Payment”). In addition to the Initial Payment, Seller shall be eligible to receive “earn out” payments of GNI common stock in accordance with Exhibit A attached hereto (the “Earn-Out” and together with the Initial Payment, collectively referred to as the “Purchase Price”). For purposes of the Transaction, the share price to be utilized for the GNI common stock for the Initial Payment shall be Eleven and 19/100 Dollars ($11.19).

2. No Transfer of Payables or Receivables. GNI shall not acquire any payables or assume any receivables entered into by JDOG prior to the Closing Date, including any advances, receivables, or payables by JDOG to or from Richard M. Osborne (individually or as Trustee) or any companies affiliated with Richard M. Osborne.

3. Closing Date. Subject to Section 6, the closing (the “Closing”) shall occur on the first day of the first full month following the date the parties’ receive all required approvals (the “Closing Date”).

4. Conditions of Purchase. This Transaction is subject to the following conditions:

(a)	The Transaction shall be approved by a special committee of the Board of Directors of GNI (the “Special Committee”), the Board of Directors of GNI as a whole (other than Richard M. Osborne, Thomas J. Smith, and Gregory J. Osborne) and by the Shareholders of GNI.

April 18, 2012

(b)	The parties expect that the Transaction will be effectuated by an asset transfer, share exchange or merger. The parties shall complete, execute and deliver a definitive, comprehensive sale agreement and such other ancillary agreements (including transition services agreements as applicable) as may be required in form and substance acceptable to the parties (the “Definitive Agreements”). The parties shall use their good faith efforts to negotiate and execute the Definitive Agreements within forty five (45) days of the execution of this Term Sheet. The Definitive Agreements shall contain customary representations, warranties, covenants and indemnification provisions with respect to Seller and the business, assets, liabilities, environmental condition, financial condition and results of operations of JDOG. Furthermore the Definitive Agreements shall contain a provision allowing GNI to terminate the Transaction or renegotiate the Purchase Price if JDOG suffers a material adverse effect in its prospects, business, operations or financial results. The final terms and conditions of the Definitive Agreements shall be subject to the approval of Seller, the members of JDOG, and the Board of Directors of GNI (other than Richard M. Osborne, Thomas J. Smith, and Gregory J. Osborne).

(c)	Prior to the Closing, GNI shall have completed, to its satisfaction, all due diligence related to JDOG, including the review of any and all liabilities to be acquired by GNI.

(d)	The Special Committee shall have received, to its sole satisfaction, a fairness opinion regarding the Purchase Price of the Transaction from an independent investment banking firm of its choosing.

(e)	On or before the Closing Date, the parties shall have received timely written receipt or waiver of all required necessary, expedient, or desirable equity holder, governmental and third party consents and approvals (including federal, state and local) for the Transaction and the Definitive Agreements or any other transaction resulting therefrom (the “Approvals”).

5. Title. On the Closing Date, the Seller will convey to GNI good and marketable title to the membership units or assets of JDOG free and clear of all unscheduled liens, pledges, hypothecations, mortgages, charges, restrictions, security interest and encumbrances whatsoever.

6. Additional Contingencies. If the Closing Date has not occurred by the end of business on the date which is twelve (12) months following the execution of the Definitive Agreements, then unless the Closing has been extended by the mutual agreement of the parties, the Definitive Agreements shall immediately terminate and be of no further effect. Notwithstanding the foregoing, any remedy set forth in the Definitive Agreements with respect to a breach thereof which results in the failure to close, and/or as may otherwise be provided in the Definitive Agreements shall survive the termination of the Definitive Agreements.

April 18, 2012

7. Approvals. Following the date of execution of the Definitive Agreements, Seller, GNI and JDOG shall use their best efforts and cooperate to obtain the Approvals in a prompt and timely manner.

8. Access to Information. GNI and its representatives shall be afforded reasonable access to all documents, personnel, information or materials relating to JDOG up to the Closing Date.

9. Public Announcement. No party (nor any of their respective affiliates) will make any public statements including without limitation any press releases, with respect to the Transaction and any other terms and conditions (without the prior written consent of the other party), except as herein provided or as required by law, regulations of the Securities and Exchange Commission or stock exchange listing agreements and then only after prior consultation with the other party. The terms and conditions of this Term Sheet will be held by the Seller, GNI and JDOG as strictly confidential. Notwithstanding the foregoing, the parties may, on a confidential basis, advise their respective agents, accountants, attorneys or other representatives with respect to the Transaction and the contents of this Term Sheet.

10. Costs. Each party shall bear their own costs of negotiating and finalizing the Transaction.

11. Governing Law. The laws of the state of Ohio shall govern the interpretation and performance of this Term Sheet, including any conflict of laws rule which would apply the law of another jurisdiction, and the parties thereto shall agree that the courts of the state of Ohio shall have exclusive jurisdiction to determine any dispute arising hereunder.

12. Conduct of Business. Prior to Closing, the business of JDOG shall be conducted as it has been conducted heretofore, and JDOG shall not enter into or modify any material agreement or incur any expenses that are not in the ordinary course of the business of JDOG.

13. Non-Binding. It is understood that this Term Sheet merely constitutes a non-binding statement of the parties’ mutual intentions, does not contain all matters upon which agreement must be reached for the Transaction to be consummated and, therefore, does not constitute a binding and enforceable commitment with respect to matters covered by this Term Sheet (including the Transaction). A binding and enforceable commitment with respect to matters covered by this Term Sheet (including the Transaction) will result only from the execution of the Definitive Agreements that are mutually agreed to by the parties, subject to the conditions expressed therein. This Term Sheet may be terminated by either party for any reason or no reason at any time.

[SIGNATURES ON FOLLOWING PAGE]

April 18, 2012

PARTIES:

JOHN D. OIL AND GAS MARKETING COMPANY, LLC

/s/ Richard M. Osborne, Trustee By Richard M. Osborne, Trustee Manager

/s/ Richard M. Osborne, Trustee Richard M. Osborne, Trustee

GAS NATURAL INC.

/s/ Gene Argo Gene Argo Director and Chairman of the Board Special Committee

Exhibit A

Earn-Out Calculation

GNI shall pay to Seller the Earn-Out based on the annual EBITDA of JDOG. JDOG’s EBITDA will be determined on a stand-alone basis, without allocation of overhead or other costs of GNI and its affiliated companies, as of December 31 of each year for five years following completion of the Transaction.

The target EBITDA is $810,432, JDOG’s EBITDA for the year ended December 31, 2011. If JDOG’s annual EBITDA equals $810,432, then GNI shall pay to Seller $575,000 for that year, or $2,875,000 in total over the five-year earn-out period if the target EBITDA is met every year. If JDOG’s EBITDA exceeds $810,432, then GNI shall pay to Seller an amount equal to JDOG’s actual EBITDA divided by $810,432 and then multiplied by $575,000. There is no cap on the annual or total amount of the earn-out payments. If JDOG’s EBITDA is less than $810,432, then no earn-out payment will be made in that year. By way of the example only, the following table illustrates sample EBITDA calculations:

December 31	EBITDA Target	Actual JDOG EBITDA	Earn-Out Payment
Year 1	$810,432	$810,431	—
Year 2	$810,432	$810,432	$575,000
Year 3	$810,432	$972,518	$690,000
Year 4	$810,432	$1,620,864	$1,150,000
Year 5	$810,432	$4,052,160	$2,875,000

TOTAL			$5,290,000

The Earn-Out, if any, shall be paid in validly issued, fully paid and non-assessable shares of GNI common stock. The share price to be used to determine the number of shares to be issued for any annual payment of the Earn-Out shall be the average closing price of the stock for the twenty trading days preceding issuance of the shares for that installment.